                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 25, 2004
                                                         ----------------


                                TECHNITROL, INC.
                ------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

         PENNSYLVANIA                         001-05375                           23-1292472
-------------------------------       ------------------------       ------------------------------------
(STATE OR OTHER JURISDICTION OF       (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION)
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                1210 NORTHBROOK DR., SUITE 385, TREVOSE, PA 19053
               ----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215) 355-2900
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230 425)
[  ] Soliciting material pursuant to Rule 14(a)-12 under the Exchange Act (17
     CFR 240 14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240 14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240 13(c)-4(c)

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ITEM 2.05   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In order to, among other things, preserve margins and maximize profitability during what appears to be an upcoming period of market softness, Technitrol, Inc.'s subsidiary, Pulse Engineering, Inc. has implemented a comprehensive program to reduce cost of goods sold. In connection therewith, on October 20, 2004, Pulse committed to a restructuring plan which includes a reduction in the workforce of approximately 360 indirect labor employees, contract termination costs, and a write off of manufacturing equipment, at Pulse's facilities in China. The severance related costs are estimated to be approximately US$400,000 in cash. The contract termination costs are estimated to be approximately US$400,000 in cash. The non-cash asset write off charges are estimated to be approximately US$1,600,000. The estimated total amount to be incurred in connection with this plan is US$2,400,000. It is expected that all actions pertaining to such restructuring plan will be completed by December 31, 2004. These amounts are estimates only and are subject to change as the plan is finalized and implemented.


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By:  /s/ Drew A. Moyer
                                       -----------------------------------------
                                             Drew A Moyer
                                             Senior Vice President and Chief
                                             Financial Officer

         Dated: October 25, 2004


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